UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

______________________________

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

July 30, 2013

EMPIRE PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-16653	73-1238709
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6506 S. Lewis, Suite 112, Tulsa, OK 74136-1020

(Address of principal executive offices) (Zip Code)

(918) 488-8068

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 30, 2013, Empire Petroleum Corporation (the “Company”) filed a certificate of amendment (the “Amendment”) to its Certificate of Incorporation with the Secretary of State of the State of Delaware in order to effectuate a reverse stock split of the Company’s issued and outstanding common stock, par value $0.001 per share, at a reverse stock split ratio of 1-for-12 (the “Reverse Stock Split”). As stated in the Amendment, the Reverse Stock Split will become effective as of 4:00 p.m., Eastern Time, on August 12, 2013.

The par value and other terms of Company’s common stock will not be affected by the Reverse Stock Split. The Company’s post-Reverse Stock Split common stock has a new CUSIP number, 292034 204.  The Company’s transfer agent, Securities Transfer Corp, is acting as exchange agent for the Reverse Stock Split and will send instructions to stockholders regarding the exchange of certificates.

As a result of the Reverse Stock Split, every twelve shares of the Company’s pre-reverse split common stock will be combined and reclassified into one share of the Company’s common stock. No fractional shares of common stock will be issued as a result of the reverse stock split. Each stockholder who would otherwise hold a fractional share as a result of the reverse stock split will receive one share of Common Stock in lieu of such fractional share.

As previously disclosed in the Company's Current Report on Form 8-K filed on July 17, 2013, on July 10, 2013, stockholders of record holding a majority of the outstanding voting capital of the Company approved the Reverse Stock Split.

A copy of the Amendment is attached to this Current Report as Exhibit 3.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(c)	The following exhibit is filed herewith:

Exhibit No.	Description
3.1	Certificate of Amendment of Certificate of Incorporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE PETROLEUM CORPORATION

DATE: July 31, 2013	/s/ Albert E. Whitehead
Albert E. Whitehead
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Amendment of Certificate of Incorporation.